UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 16, 2013, Handy & Harman Ltd. (the "Company") and its indirect subsidiary Lucas-Milhaupt Warwick LLC, a Delaware limited liability company (together with the Company, the "Buyer"), entered into an Asset Purchase Agreement dated as of April 16, 2013 (the "Purchase Agreement"), with Wolverine Tube, Inc. ("Wolverine"), a Delaware corporation, and its subsidiary Wolverine Joining Technologies, LLC, a Delaware limited liability company ("Wolverine Joining" and, together with Wolverine, the "Seller"), pursuant to which the Buyer agreed to purchase substantially all of the assets of the Seller used in the business of Wolverine Joining, consisting of assets used for the development, manufacturing and sale of brazing, flux and soldering products and the alloys for electrical, catalyst and other industrial specialties, other than certain leased real property, and to assume certain liabilities related to such business (the "Acquisition"). The purchase price for the Acquisition is $60 million, subject to a working capital adjustment and certain potential reductions as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to certain limitations, the Seller and the Buyer have each agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters, and the Seller's indemnification obligations are secured, in part, by an escrow of a portion of the purchase price.

The completion of the Acquisition is subject to certain customary closing conditions and is expected to close during the second quarter of 2013. The Purchase Agreement may be terminated by the Buyer or the Seller under certain circumstances specified therein. The Buyer expects to fund the purchase price for the Acquisition from cash on hand and borrowings under its Senior Credit Facility.

The Purchase Agreement contains representations, warranties and disclosures that were made by the parties to each other as of specific dates and to evidence their agreement on various matters. These representations, warranties and disclosures were made solely for purposes of the Purchase Agreement and may be subject to exceptions and qualifications contained in separate disclosure schedules (which are omitted from this filing), may represent the parties' risk allocation in the Acquisition or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

2.01	Asset Purchase Agreement, dated as of April 16, 2013, among Wolverine Tube, Inc., Wolverine Joining Technologies, LLC, Lucas-Milhaupt Warwick LLC and Handy & Harman Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

HANDY & HARMAN LTD.

Dated: April 18, 2013                By:     /s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer